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                                  EXHIBIT (1)
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           Articles of Incorporation of Transamerica Investors, Inc.
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                         TRANSAMERICA INVESTORS, INC.
                              ("the Corporation")

         Secretary's Certification Regarding Articles of Incorporation

     I, the undersigned, being the duly elected, qualified and acting Secretary of the Corporation, do hereby certify as follows: that attached hereto is a true and complete copy of the Articles of Incorporation of the Corporation executed on February 17, 1995 and accepted for filing by the State Department of Assessments and Taxation of the State of Maryland on February 22, 1995 and such Articles of Incorporation have not been amended, altered, modified or revoked since such dates and remain in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation as of the 27th day of March, 1995.


                                                    /s/ Reid A. Evers
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                                                         Reid A. Evers
                                                         Secretary
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                           ARTICLES OF INCORPORATION

                                      OF

                         TRANSAMERICA INVESTORS, INC.

     The undersigned incorporator, Nicki Bair, whose post-office address is 1150 South Olive, Los Angeles, CA 90015, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE I

     The name of the Corporation is TRANSAMERICA INVESTORS, INC. (hereinafter referred to as "the Corporation").

                                  ARTICLE II

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                                  ARTICLE III

     The post-office address of the principal office and the office of the resident agent of the Corporation in the State of Maryland is 12501 Prosperity Drive, Suite 440, Silver Springs, MD 20904. The resident agent of the Corporation in the State of Maryland is Dave Ponder.

                                  ARTICLE IV

     The total number of shares of capital stock (hereinafter referred to as "Shares") which the Corporation initially shall have authority to issue is 2,000,000,000, with a par value of $0.001 per Share, and with an aggregate par value of $2,000,000.

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                                   ARTICLE V

     (a) The number of Directors of the Corporation shall be five, or such other number as may be from time to time fixed in the manner provided by the Bylaws of the Corporation, but shall never be less than three.

     (b) The names of the Directors who shall act until the first annual meeting of the Shareholders or until their successors are duly chosen and qualify are:

                               Nicki Bair
                               Reid Evers
                               Christopher Shaw
                               Nooruddin Veerjee
                               Monica Weekes.

                                  ARTICLE VI

     (a) The Shares may be issued in one or more series, and each series may consist of one or more classes, all as the Board of Directors may determine. Each series of Shares and each class of a series shall be issued upon such terms and conditions, and shall confer upon its owners such rights, as the Board of Directors may determine, consistent with the requirements of the general laws of the State of Maryland and the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission, these Articles of Incorporation and the Bylaws of the Corporation. In addition, the Board of Directors is hereby expressly granted authority to change the designation of any series or class and to increase or decrease the number of Shares of any series or class, but the number of Shares of any series or class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding. No Shareholder shall have any preemptive or preferential right of subscription to any Shares of any class or series whether now or hereafter authorized, except as otherwise determined by the Board of Directors. The Board of Directors may issue Shares without offering the same either in whole or in part to the then current Shareholders.

     (b) Initially, the Corporation is authorized to issue two classes of Shares. One class of Shares will be sold directly by the Corporation's principal underwriter. The total number of Shares of this class which the Corporation shall have authority to issue is 1,000,000,000, with a par value of $0.001 per Share, and with an aggregate par value of $1,000,000. The other class of Shares will only be available to pension plans, retirement savings plans and other institutional investors and will be sold by broker-dealers who have entered into selling agreements with

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the Corporation's principal underwriter.  The total number of Shares of this class which the Corporation shall have authority to issue is 1,000,000,000, with a par value of $0.001 per Share, and with an aggregate par value of $1,000,000.

                                  ARTICLE VII

     The Corporation acknowledges that it is adopting its corporate name through permission of Transamerica Corporation, a Delaware corporation, and agrees that Transamerica Corporation reserves to itself and any successor to its business the right to withdraw from the Corporation the use of the name "Transamerica" and reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "Transamerica" or any similar name to any other investment company or business enterprise.

                                 ARTICLE VIII

     The Corporation reserves the right from time to time to amend these Articles of Incorporation.

                                  ARTICLE IX

     The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned has signed these Articles of
Incorporation on      Feb, 17      1995 and by her signature she hereby
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acknowledges the same to be her act.




                                                            /s/ Nicki Bair
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                                                                 Nicki Bair

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